TECH DATA CORPORATION EXECUTIVE SEVERANCE PLAN (As amended and restated effective March 18, 2019) This Tech Data Corporation Executive Severance Plan (the “Plan”) was established by Tech Data Corporation, a corporation duly organized and existing under the laws of the State of Florida (the “Company”). RECITALS: WHEREAS, effective as of August 1, 2000, the Company adopted the Plan to provide severance benefits to eligible employees solely in the event of a Company- initiated separation for reasons other than gross misconduct; WHEREAS, effective as of January 1, 2007, the Company amended and restated the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and WHEREAS, the Company now desires to amend and restate the Plan to, among other things, reflect the Company’s change from a tier-based executive classification system to one based upon global career level (“GCL”). NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Company hereby amends and restates the Plan to contain the following terms and provisions. I. PLAN PURPOSE. The purpose of the Plan is to provide severance benefits to eligible employees solely in the event of an Employer-initiated separation for reasons other than gross misconduct. II. PLAN INTERPRETATION. The Plan is intended to be a “top hat” welfare benefit plan, that is, an unfunded plan maintained by the Employer (as defined in Article III below) to provide welfare benefits to a select group of management or highly compensated employees, within the meaning of sections of 201(a), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan will be interpreted and administered consistent with the top hat provisions of Title I of ERISA. III. ELIGIBILITY AND PARTICIPATION IN THE PLAN. An employee will be eligible to participate in the Plan if he or she satisfies all of the following requirements: 10269

1. The employee works for either (i) the Company, or (ii) any one of the Company’s U.S. based subsidiaries or affiliates that have adopted this Plan with the permission of the Plan Administrator. The list of subsidiaries and affiliates that have adopted this Plan is set forth in Attachment A to this Plan that may be updated from time to time. The Company and each of the participating subsidiaries and affiliates are referred to in this Plan as the “Employer.” 2. The employee holds a position with the Employer with a GCL of 19 or above. 3. The employee is a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201(a), 301(a)(3), and 401(a)(1) of ERISA, of the Employer as determined by the Plan Administrator. An eligible employee will commence participation in the Plan as of the date stated in the written notification (the “Termination Notice”) that the Employer provides to the employee. The Termination Notice will document the Employer's intent to initiate the termination of the employee based on factors other than the employee’s gross misconduct. Notwithstanding anything to the contrary herein, however, an employee’s eligibility for and the amount of any benefits payable under the Plan shall be superseded by the terms of any written agreement between the Employer and the employee that specifically refers to this Plan. In addition, notwithstanding anything to the contrary set forth herein, if and to the extent an eligible employee participates in the Tech Data Corporation Change in Control Severance Policy and receives Severance Payments (as defined under the Tech Data Corporation Change in Control Severance Policy) thereunder, such eligible employee will not be entitled to participate in the Plan. IV. PLAN SPECIFICS. Employees who have been provided with the Termination Notice as specified in Article III above (hereafter referred to as “Participants”), and who are terminated from employment with the Employer as provided in the Termination Notice, will receive benefits in accordance with the following: 1. Severance Payments. (a) Eligibility. To be eligible to receive severance payments (“Severance Payments”) under this Plan, a Participant must first sign the current forms of Separation Agreement, Noncompete Agreement and General Release (collectively, the “Separation Agreement”) that will be provided to the Participant prior to the actual date of termination of employment with Employer as set forth in the Participant’s Termination Notice (the “Termination Date”), and the effective date set forth in such Separation Agreement (the “Effective Date”) has occurred, provided, that in the event that the Effective Date has not occurred within sixty (60) days following the Termination Date, no payments or benefits will be paid or provided to the 2

Participant under this Plan. The current form of the Separation Agreement is attached hereto as Attachment B and may be changed at any time by the Employer in its sole discretion. (b) Period of Severance Payments. An eligible Participant will receive Severance Payments for a specified number of months following the Participant’s Effective Date, subject to the Participant’s compliance with the Separation Agreement. The number of months of Severance Payments for any Participant will be based on (i) the Participant’s GCL with the Employer, and (ii) the Participant’s aggregate number of Years of Service (as defined below) with the Employer, as set forth in the following table: Years of Service Weeks or 2 to > 5 Outplacement < 1.99 Title*, Tier or Status Months 4.99 Yrs Services Above GCL 26 (includes Executive 12 CEO) Months 18 21 24 Month Executive 12 GCL 25 – 26 Months 15 18 21 Month Executive 6 GCL 22-24 Months 6 9 12 Month Professional 6 GCL 19-21 Months 3 6 9 Month * Titles are representative and may change from time to time. The GCL will be determinative as to the severance period. Severance Payments will be paid for the period (the “Benefits Period”) commencing on the Effective Date and ending on the date which falls on the same day as the Termination Date in the calendar month that is the specified number of months after the month containing the Effective Date. For example, a GCL 20 Participant with 5 Years of Service will be entitled to 9 months of Severance Payments, and if this Participant’s Effective Date is February 23 in a particular calendar year, Severance Payments will be made for the period beginning on February 23 and ending on November 23 in the same calendar year. For the avoidance of doubt, in the event the Particpant breaches any of the provisions of the Separation Agreement, the Company shall cease making any payments or benefits to such Participant hereunder, and such Participant shall cease to be eligible to receive any further payments or benefits under the Plan. For purposes of determining a Participant’s Severance Payments, the term “Years of Service” shall mean the following: 3

(1) A Participant’s Years of Service will be the whole number of years of the Participant’s continuous employment with the Employer, measured from the Participant’s original date of hire with the Employer, with a Year of Service being credited on each succeeding anniversary of the Participant’s date of hire. Partial years are not credited. (2) In the event a Participant terminates employment with the Employer, and then is reemployed by the Employer no later than 6 months after the date the Participant terminates employment, the gap in employment will be ignored, and the Participant will be deemed to have been continuously employed with the Employer from the Participant’s original date of Employment. If a Participant who terminates employment with the Employer is reemployed more than 6 months after the date on which the Participant’s employment terminated, all previously credited Years of Service will be forfeited, and the Participant will be credited with Years of Service beginning on the date of reemployment, in accordance with Paragraph (1) above. (c) Amount of Severance Payments. For each day during the Benefits Period, an eligible Participant will be entitled to the Participant’s daily rate of base pay. This daily rate is determined by taking the Participant’s annual rate of base pay as of the Termination Date, and dividing it by the number of days (365 or 366) in the calendar year containing the Termination Date. (d) Payment of Severance Payments. As of each bi-weekly pay date during the Benefits Period, an eligible Participant will receive payment of the Severance Payments that had accrued since the prior pay date, or in the case of the first Severance Payment, since the Participant’s Termination Date. If there are unpaid Severance Payments at the end of the Benefit Period, the Participant shall be paid the remaining Severance Payments on the first pay date following the Benefits Period; provided, however, any Participant whose Benefit Period is 24 months shall receive all unpaid Severance Payments in the last month of the Benefit Period. All payments of Severance Payments shall be subject to applicable withholding and employment taxes. (e) Six month period. Notwithstanding anything in this Plan to the contrary, no Severance Payments shall be made during the first six (6) months following the Termination Date, unless such payments qualify for the Short-Term Deferral Exception or the Separation Pay Exception referred to in Article V, Paragraph 4.(c) and 4.(d) of this Plan. 4

2. Annual Incentive Plan. Participants involuntarily terminated for reasons other than gross misconduct will receive a prorated portion of the Participant’s annual incentive under the senior management bonus program. This portion will be prorated through the Participant’s Termination Date and will be based on a 100% payout of the annual incentive. If applicable, any quarterly metric will also be prorated through the Participant’s Termination Date, and will also be based on 100% payout of such quarter incentive. The Participant’s entire prorated incentive will be paid with the first Severance Payment. Following the Termination Date, Participants will not receive any further opportunity to participate in any portion of the senior management bonus program for the current or prospective fiscal year. 3. Long-Term Incentive Plans. This Plan does not provide any separate terms for the administration and determination of eligibility or payments under the Employer’s long-term incentive plans. The underlying agreements and the actual provisions of those long-term incentive plans will govern any payment or vesting. 4. No Other Employer Provided Compensation and Benefits. Except as otherwise specifically provided in this Plan, a Participant’s receipt of Plan benefits will not thereby entitle the Participant to any other compensation or benefits provided to employees or former employees of the Employer, including but not limited to bonuses, health care coverage, and other welfare benefits. This Paragraph 4 will not affect any rights a Participant may have to benefits independent of this Plan, for example, COBRA health care continuation coverage. 5. Death of Participant. In the event a Participant dies following the applicable Effective Date but prior to the date on which all Severance Payments due to such Participant have been made, and subject to Section 1(b) above, the remainder of such Severance Payments, including any prorated annual incentive payments, will be paid to the Participant’s beneficiary of record on the prior Company- paid life insurance policies applicable to such Participant; provided, that, if no such insurance policies exist, no such beneficiary is named or any such beneficiary is also deceased, then such Severance Payments shall be allocated to the Participant’s beneficiaries under the Tech Data Corporation 401(k) Plan or any successor plan covering the Participant (the “401(k) Plan”) in the same manner as payments due under the 401(k) Plan upon the Participant’s death are allocated. 5

V. ADMINISTRATION. 1. General Assets. The Plan constitutes an unsecured promise by each Employer to pay Severance Benefits in the future. The obligations of each Employer under this Plan shall be paid from the general assets of the Employer and not from any particular fund. Participants shall have the status of general unsecured creditors of the Employer. It is intended that this Plan shall constitute an “unfunded” plan for Federal tax purposes and an “unfunded” plan for a “select group of management” or “highly compensated employees” within the meaning ascribed to those terms under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. 2. Plan Administrator. This Plan will be administered by the CEO and the Chief Human Resources Officer of the Company (or their designees) (hereafter collectively “Plan Administrator”). The Plan Administrator has complete and sole discretion and authority to interpret the terms of the Plan and has sole discretion and authority to determine questions of eligibility and amount of Severance Payments and any other benefits contemplated herein, if any, due under the Plan. 3. Effect of Amendment or Termination. The Company reserves the right to modify and/or discontinue this Plan. Any modification or termination of the Plan will be communicated to all eligible employees affected by such action. 4. Section 409A Ordering Rules. The Plan Administrator shall operate and administer the Plan, for purposes of applying the provisions of Section 409A of the Code thereto, by adhering to the following rules: (a) Separate Payments. Each separately identified amount to which a Participant is entitled under the Plan shall be treated as a “separate payment.” (b) Right to Series of Separate Payments. To the extent permissible under Section 409A of the Code, any series of installment payments under the Plan shall be treated as a “right to a series of separate payments.” (c) Short-Term Deferral Exception. Unless otherwise required to comply with Section 409A of the Code, a payment shall not be treated as a “deferral of compensation” (as such term is described in §1.409A-1(b) of the Treasury Regulations) if such payment is paid no later than two and one-half (2½) months after the end of the taxable year of the Participant in which the payment is no longer subject to a “substantial risk of forfeiture” (as such term is described in §1.409A-1(d) of the Treasury Regulations). (d) Separation Pay Exception. Unless otherwise required to comply with Section 409A of the Code, a payment shall not be treated as a “deferral of compensation” (as such term is described in §1.409A-1(b) of the Treasury Regulations) if such payment satisfies the following requirements: 6

(1) the payment is being paid or provided due to the “separation from service” (as such term is described in §1.409A-1(h) of the Treasury Regulations) of the Participant, that is an “involuntary termination” of the Participant by the Employer; (2) the payment being paid or provided does not exceed two (2) times the lesser of: (A) the Participant’s annualized compensation from the Employer for the calendar year in which the involuntary termination of the Participant’s employment occurs; and (B) the maximum dollar amount that may be taken into consideration under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended for the calendar year in which the involuntary termination of the Participant’s employment occurs; and (3) the payment is required under the Plan to be paid no later than the last day of the second calendar year following the calendar year in which the involuntary termination of the Participant’s employment occurs. VI. CLAIMS PROCEDURE. A Participant or his or her duly authorized representative (“Claimant”) may file a claim for a benefit under the Plan, and may appeal the denial of a claim. All claims and appeals should be filed directly with the Plan Administrator. The Plan Administrator will decide claims in a consistent manner with respect to similarly situated Claimants. All decisions will be made in accordance with the provisions of the Plan and Department of Labor Regulations Section 2560.503-1 (the “Regulation”). The Plan Administrator will notify the Claimant of its decision with respect to a claim in writing or electronically. The notification will be written in a manner calculated to be understood by the Claimant. If the claim is wholly or partially denied, the notification will contain (i) specific reasons for the denial, (ii) specific reference to the pertinent provisions of the Plan upon which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary, and (iv) an explanation of the steps to be taken if the Claimant wishes to submit a request for review of the claim, as set forth below. The notification will be given within 90 days after the claim is received by the Plan Administrator (or within 180 days, if special circumstances make it impossible to decide the claim within 90 days and the Plan Administrator notifies the Claimant in writing of the extension prior to the end of the first 90-day period). If a decision is not provided within the 90 or 180-day period, the claim will be considered denied as of the last 7 day of such period and the Claimant may request a review of the claim, as provided below. Within 60 days after the date the Claimant is notified of a denied claim (or, if applicable, within 60 days after the date on which the claim is treated as denied), the Claimant may file a written request with the Plan Administrator for a review of the denied claim. The Claimant may also make a written request for access to and copies of pertinent documents in the possession of the Plan Administrator, free of charge. The Claimant may submit with the written request for review comments, documents, records and other information, and those materials will be considered by the Plan Administrator, regardless of whether they were submitted with or considered in the initial benefit determination. The Plan Administrator will notify the Claimant of its decision in writing or electronically. The notification will be written in a manner calculated to be understood by the Claimant. If the claim is wholly or partially denied, the notification will contain (i) specific reasons for the denial, and (ii) specific reference to the pertinent provisions of the Plan upon which the denial is based. The notification will be given within 60 days after the request for review is received by the Plan Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Plan Administrator to hold a hearing, and if written notice of such extension and circumstances is given to the Claimant within the initial 60-day period). If a decision is not provided within the 60 or 120-day period, the claim will be considered denied. Upon a final adverse determination on review, the Claimant will be permitted to bring a civil action under ERISA Section 502(a). VII. SUCCESSOR EXCLUSION. This Plan will not provide any benefits in the event of a transaction involving a corporate sale or a legal or organizational restructuring of the Company or any other legal entity comprising the Employer, or for intercompany transfers of an employee among the Company, any of its subsidiaries, or any of the entities comprising the Employer. VIII. PLAN YEAR. The Plan operates on a calendar year basis. IX. MISCELLANEOUS. 1. State Law. This Plan shall be construed in accordance with the laws of Florida. 2. Liability Limited. In administering the Plan, neither the Plan Administrator nor any officer, director or employee thereof, shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan; provided, that the foregoing shall not relieve any person of liability for gross negligence, fraud or bad faith. The Plan Administrator, its officers, directors and 8 employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Plan Administrator in good faith. 3. Compliance with Section 409A. This Plan shall be construed in an manner consistent with the applicable requirements of Section 409A of the Code, and the Plan Administrator, in its sole discretion and without the consent of any Participant, may amend the provisions of this Plan if and to the extent that the Plan Administrator determines that such amendment is necessary or appropriate to comply with the applicable requirements of Section 409A of the Code. * * * * * * * * IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 18th day of March, 2019. TECH DATA CORPORATION By: /s/ Beth Simonetti Name: Beth Simonetti Title: Chief Human Resources Officer 9

ATTACHMENT A TO THE TECH DATA CORPORATION EXECUTIVE SEVERANCE PLAN The following legal entities have adopted this Plan as an Employer as that term is used in the Plan for purposes of determining eligibility of employees to participate in the Plan: Tech Data Corporation AVT Technology Solutions LLC ExitCertified Corp. Tech Data Government Solutions LLC Tech Data Puero Rico, Inc. Tech Data Product Management, Inc. Tech Data Tennessee, Inc. Tech Data Resources, LLC 10

ATTACHMENT B SEPARATION AGREEMENT (ATTACHED) 11

(“SEVERANCE AGREEMENT”) Tech Data Corporation, a Florida Corporation located at 5350 Tech Data Drive, Clearwater, FL 33760, its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Severance Agreement as "Employer"), and [Name] (the “Employee”) agree that it is in the mutual best interest of both parties to reach mutual agreement related to the Employee’s termination of employment. 1. Last Day of Employment. Employee’s last day of employment with Employer is [Date]. 2. Consideration. In consideration for signing this Severance Agreement and compliance with the promises made herein, Employer agrees to: 1) extend to Employee participation in the Executive Severance Plan (the “Plan”) and any benefits provided thereunder; and 2) provide outplacement services as described in the Separation from Employment letter dated [Date]. 3. No Consideration Absent Execution of this Severance Agreement. Employee understands and agrees that Employee would not participate in the Plan and would not receive any benefits thereunder except for Employee’s execution of this Severance Agreement and the fulfillment of the promises contained herein. The Employer reserves the right to discontinue payments under the Plan if Employee violates any of the terms of this Severance Agreement. Employee acknowledges that any payments received under this Severance Agreement prior to discontinuance for violation are sufficient consideration for this Severance Agreement and this Severance Agreement will remain in full force and effect. 4. Confidential Information and Competition. a. Confidential Information. Employee acknowledges that Employer’s Confidential Information is the exclusive property of Employer, is material and confidential, and greatly affects the effective and successful conduct of the business of Employer. Employee agrees to use Employer’s Confidential Information only for the benefit of Employer and shall not at any time, directly or indirectly, either during Employee’s employment with Employer or afterward, divulge, reveal or communicate Employer’s Confidential Information to any person, firm, corporation or entity whatsoever, or use Employer’s Confidential Information for Employee’s own benefit or for the benefit of others. b. Definition. As used in this Severance Agreement, the term “Confidential Information” means any and all information, including, but not limited to, information or ideas conceived or developed by Employee, applicable to or in any way related Tech Data Corporation – Revised March 2019 12 to (i) the present or future business of Employer, (ii) research and development related to Employer’s business, (iii) the business of any customer or vendor of Employer, (iv) trade secrets, (v) processes, formulas, data, program documentation, algorithms, source codes, object codes, know-how, improvements, inventions, and techniques, (vi) all plans or strategies for marketing, development and pricing, and (vii) all information concerning existing or potential customers or vendors, and all similar information disclosed to Employer by other persons and any information in documents or computers that Employer designates as confidential by notation therein or thereon. The definition of “Confidential Information” for purposes of this Severance Agreement does not include information that is generally available to and known by the public, provided that such disclosure to the public is through no fault of the Employee or person(s) acting on the Employee's behalf. c. Non-Compete. As a condition to Employer’s obligations under this Severance Agreement, Employee agrees that for a period of [ ]________ (___) months following the effective date of separation of employment from Employer, within the United States of America (and each incorporated and unincorporated area thereof), Employee will not own, manage, operate, control, be employed by, act as an agent for, participate in or be connected in any manner with the ownership, management, operation or control of any business which is engaged in business that is competitive to Employer’s business, including but not limited to the companies listed on Exhibit A. Nothing contained in this paragraph shall be interpreted to prohibit Employee from owning stock in publicly traded corporations that may compete with Employer provided such stock ownership does not represent a majority or controlling interest in such corporations. d. Non-Solicitation. Employee also agrees that for a period of one (1) year following the effective date of separation, Employee will not: (i) directly or indirectly, hire or participate in the hiring of any employee of Employer or its subsidiaries; (ii) solicit or induce, or attempt to solicit or induce, any employee of Employer or its subsidiaries to leave Employer for any reason; and (iii) solicit or induce, or attempt to solicit or induce any customer of or vendor to Employer or its subsidiaries to stop doing business with or move some or all of such customer or vendor business to a person or entity other than Employer and its subsidiaries. Employee acknowledges that irreparable harm will be suffered by Employer in the event of the breach or potential breach by Employee of any of Employee’s obligations under this Severance Agreement. e. Injunction and Attorney’s Fees. Employee agrees that temporary and permanent injunctions are appropriate remedies for a breach or threatened breach of this paragraph 3. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Employer is or may be entitled at law or in equity. Tech Data Corporation – Revised March 2019 13

f. Modification of Restrictions. Employee has carefully read and considered subparagraphs 3.a., b., c. and d. and agrees that they are fair, reasonable and reasonably required to protect Employer’s legitimate business interests. 5. Revocation. Employee has the right to revoke this Severance Agreement for a period of seven (7) days following the day Employee executes this Severance Agreement. Any revocation within this period must be submitted, in writing, to [HR Representative] and state, “I hereby revoke my acceptance of our Severance Agreement”. The revocation must be personally delivered or mailed to [HR Representative] and postmarked within seven (7) days after Employee signs this Severance Agreement (“Revocation Period”). If the last day of the Revocation Period is a Saturday, Sunday, or legal holiday in [State], then the Revocation Period shall not expire until the next following day that is not a Saturday, Sunday, or legal holiday. 6. General Release of Claim. Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releases”) of and from any and all claims, known and unknown, that Employee, Employee’s heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Severance Agreement as "Employee") have or may have as of the date of execution of this Severance Agreement, including, but not limited to, any alleged violation of: . Title VII of the Civil Rights Act of 1964; . The Civil Rights Act of 1991; . Sections 1981 through 1988 of Title 42 of the United States Code; . The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended (except for any vested benefits under any tax qualified benefit plan); . The Immigration Reform and Control Act; . The Americans with Disabilities Act of 1990; . The Workers Adjustment and Retraining Notification Act; . The Family and Medical Leave Act of 1993 (FMLA), as amended; . The Fair Credit Reporting Act; . The Fair Labor Standards Act of 1938 (FLSA), as amended; . The Occupational Safety and Health Act of 1970 (OSHA), as amended; Tech Data Corporation – Revised March 2019 14

. The Equal Pay Act of 1963; . The Lilly Ledbetter Fair Pay Act; . The National Labor Relations Act (NLRA), as amended; . The Uniformed Services Employment and Reemployment Rights Act (USERRA); . The Employee Polygraph Protection Act; . The Genetic Information and Nondiscrimination Act (GINA); . The Age Discrimination in Employment Act of 1967 and the Older Worker Benefit Protection Act; . The Pregnancy Discrimination Act of 1978; . any other applicable federal, state or local law, rule, regulation, or ordinance; . any public policy, contract, tort, or common law; or . any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters. As part of the settlement, Employee specifically waives any present and future claim to reinstatement or employment with Employer at any time in the future. In addition, Employee specifically waives any rights of action and administrative and judicial relief which Employee might otherwise have available in the state and federal courts, including all common law claims and claims under federal and state constitutions, statutes and regulations and federal executive orders and county and municipal ordinances and regulations. Employee promises never to file a lawsuit asserting any claims that are released by this Agreement. Notwithstanding the foregoing provisions, nothing in this Agreement prohibits Employee from bringing an administrative charge or reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Department of Labor, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Employer or its legal counsel to make any such reports or disclosures and Employee is not required to notify the Employer that Employee has made such reports or disclosures. Employee does not release any claims that by law cannot be released. 7. Acknowledgements and Affirmations. Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Employer. Employee also affirms that Employee has reported all hours worked as of the date Employee signs this release and has been paid and/or has received all compensation, wages, bonuses, Tech Data Corporation – Revised March 2019 15 commissions, and/or benefits normally paid as of this date and all other compensation due will be paid per the applicable compensation plan. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws and has not been subjected to retaliation for taking such leave. Employee further affirms that Employee has not suffered any work injuries or occupational diseases for which a claim has not already been filed. Employee also affirms that Employee has not divulged any proprietary or confidential information of Employer. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud. Employee further acknowledges and agrees that any corporate card of a financial institution issued to Employee (“Corporate Card”) will be canceled upon Employee’s termination and any outstanding balances will be deducted from Employee's final paycheck and/or separation paycheck(s) and paid directly to the issuing financial institution to the extent permitted under applicable law. Employee hereby authorizes the Company to make such deductions from his/ her final paycheck or separation paycheck(s) and to make payments to the issuing financial institution as described above, in accordance with applicable federal and state law. 8. Governing Law and Interpretation. This Severance Agreement shall be governed and conformed in accordance with the laws of the State of Florida without regard to its conflict of laws provision. In the event of a breach of any provision of this Severance Agreement, either party may institute an action specifically to enforce any term or terms of this Severance Agreement and/or to seek any damages for breach. Should any provision of this Severance Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Severance Agreement in full force and effect. 9. No Admission of Wrongdoing. The Parties agree that neither this Severance Agreement nor the furnishing of the consideration for this Severance Agreement shall be deemed or construed at any time for any purpose as an admission by releases of wrongdoing or evidence of any liability or unlawful conduct of any kind. 10. Amendment. This Severance Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Severance Agreement. Tech Data Corporation – Revised March 2019 16

11. Entire Agreement. This Severance Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties except for the Applicant’s Agreement and Employee’s confidentiality obligation therein, signed at hiring, which is incorporated herein by reference. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Severance Agreement, except for those set forth in this Severance Agreement. 12. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption, including any payments deemed to be subject to 409A and paid to a “specified employee” as that term is defined under Section 409A. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS FORTY-FIVE (45) DAYS TO CONSIDER THIS SEVERANCE AGREEMENT AND IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEVERANCE AGREEMENT. IF EMPLOYEE SIGNS AND RETURNS THIS AGREEMENT BEFORE THE END OF THIS PERIOD, IT IS BECAUSE EMPLOYEE FREELY CHOSE TO DO SO AFTER CONSIDERING ITS TERMS. EMPLOYEE ACKNOWLEDGES THAT THIS AGREEMENT IS WRITTEN IN A MANNER THAT HE/SHE UNDERSTANDS. EMPLOYEE ALSO ACKNOWLEDGES THAT IN EXCHANGE FOR SIGNING THIS AGREEMENT HE/SHE WILL RECEIVE ADDITIONAL VALUABLE CONSIDERATION IN ADDITION TO THAT TO WHICH HE/SHE WOULD OTHERWISE BE ENTITLED AS AN EMPLOYEE OF THE EMPLOYER. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEVERANCE AGREEMENT DO NOT RESTART Tech Data Corporation – Revised March 2019 17

OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) DAY CONSIDERATION PERIOD. HAVING ELECTED TO EXECUTE THIS SEVERANCE AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH 2 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEVERANCE AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER (EXCLUDING CLAIMS THAT MAY NOT BE WAIVED BY LAW). THIS AGREEMENT IS EXECUTED VOLUNTARILY AND WITHOUT DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF EMPLOYEE, OR OF ANY OTHER PERSON, FIRM, OR OTHER ENTITY. The parties knowingly and voluntarily sign this Severance Agreement as of the date set forth below: By: ________________________________ Name ________________________________ Date Tech Data Corporation By: ___________________________ ________________________________ Date Tech Data Corporation – Revised March 2019 18